Seneca Foods Reports Net Earnings of $7.8 Million for the Quarter Ended December 27, 2014

MARION, N.Y. February 2, 2015 -- Seneca Foods Corporation (NASDAQ: SENEA, SENEB) reported for the third quarter of 2015, net earnings of $7.8 million, or $0.71 per diluted share, compared to net earnings of $6.8 million, or $0.61 per diluted share, in the fiscal third quarter of 2014.   Net sales for the third quarter ended December 27, 2014 decreased from the third quarter ended December 28, 2013 by 4.5%, or $21.5 million to $456.2 million.  The decrease is attributable to a sales volume decrease of $32.3 million partially offset by favorable sales mix and higher selling prices of $10.8 million.  A major portion of the lower sales was due to a $12.4 million reduction in Canned Fruit sales as a result of the second short pack in a row.  During the quarter ended December 27, 2014, the Company recorded a gain of $5.0 million related to a contractual payment received in connection with the closing of a Midwest plant which is included in other operating income in the Unaudited Condensed Consolidated Statements of Net Earnings.

The Company reported net earnings for the fiscal nine months ended December 27, 2014 of $7.1 million, or $0.65 per diluted share, compared to net earnings of $14.8 million, or $1.32 per diluted share for the same period in the prior year. In the nine months ended December 27, 2014, net sales decreased $38.0 million, or 3.6% to $1,008.4 million. The decrease is attributable to a sales volume decrease of $70.5 million partially offset by favorable sales mix and higher selling prices of $32.5 million.

Excluding a non-cash after-tax LIFO charge of $3.5 million, net earnings per diluted share were $1.03 during the quarter ended December 27, 2014 versus $1.06 during the quarter ended December 28, 2013, which included a non-cash LIFO charge of $5.0 million. Excluding a non-cash after-tax LIFO charge of $7.1 million, net earnings per diluted share were $1.29 during the nine months ended December 27, 2014, compared to $2.61 during the nine months ended December 28, 2013 which included a non-cash LIFO charge of $14.4 million.

About Seneca Foods Corporation
Seneca Foods is North America's leading provider of packaged fruits and vegetables, with facilities located throughout the United States. Its high quality products are primarily sourced from over 2,000 American farms.  Seneca holds the largest share of the retail private label, food service, and export canned vegetable markets, distributing to over 90 countries.   Products are also sold under the highly regarded brands of Libby's®, Aunt Nellie's®, READ®, Seneca Farms® and Seneca labels, including Seneca snack chips.  In addition, Seneca provides vegetable products under an alliance with General Mills Operations, LLC, a subsidiary of General Mills, Inc., under the Green Giant label.   Seneca's common stock is traded on the Nasdaq Global Stock Market under the symbols "SENEA" and "SENEB". SENEA is included the S&P SmallCap 600, Russell 2000 and Russell 3000 indices.

Non-GAAP Financial Measures—Net Earnings Excluding LIFO Impact, EBITDA and FIFO EBITDA
Net Earnings excluding LIFO, EBITDA and FIFO EBITDA are non-GAAP financial measures. The Company believes these non-GAAP financial measures provide a basis for comparison to companies that do not use LIFO and enhance the understanding of the Company's historical operating performance.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net earnings and reported diluted earnings per share to net earnings excluding LIFO and diluted earnings per share excluding LIFO.
	Quarter Ended
	December 27, 2014		December 28, 2013
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net earnings, as reported:	$7.8	$0.71	$6.8	$0.61

LIFO charge, after tax at statutory federal rate	$3.5	$0.32	$5.0	$0.45

Net earnings, excluding LIFO impact	$11.3	$1.03	$11.8	$1.06

Diluted weighted average common shares outstanding
(in thousands)		10,804		10,815

	Nine Months Ended
	December 27, 2014		December 28, 2013
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net earnings, as reported:	$7.1	$0.65	$14.8	$1.32

LIFO charge, after tax at statutory federal rate	$7.1	$0.64	$14.4	$1.29

Net earnings, excluding LIFO impact	$14.2	$1.29	$29.2	$2.61

Diluted weighted average common shares outstanding
(in thousands)		10,840		10,820

Set forth below is a reconciliation of reported net earnings to EBITDA and FIFO EBITDA (earnings before interest, income taxes, depreciation, amortization, non-cash charges and credits related to the LIFO inventory valuation method). The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Nine Months Ended
EBITDA and FIFO EBITDA:	December 27, 2014	December 28, 2013
	(In thousands)

Net earnings	$7,134	$14,796
Income tax expense	2,333	1,518
Interest expense, net of interest income	3,917	4,799
Depreciation and amortization	16,495	17,543
Interest amortization	(224)	(226)
EBITDA	29,655	38,430
LIFO charge	10,885	22,111
FIFO EBITDA	$40,540	$60,541

Forward-Looking Information

The information contained in this release contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements appear in a number of places in this release and include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions) with respect to various matters.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.  Among the factors that could cause actual results to differ materially are:

•	general economic and business conditions;
•	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;
•	transportation costs;
•	climate and weather affecting growing conditions and crop yields;
•	availability of financing;
•	leverage and the Company's ability to service and reduce its debt;
•	foreign currency exchange and interest rate fluctuations;
•	effectiveness of the Company's marketing and trade promotion programs;
•	changing consumer preferences;
•	competition;
•	product liability claims;
•	the loss of significant customers or a substantial reduction in orders from these customers;
•	changes in, or the failure or inability to comply with, United States, foreign and local governmental regulations, including environmental and health and safety regulations; and
•	other risks detailed from time to time in the reports filed by the Company with the SEC.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this report or to reflect the occurrence of unanticipated events.

Contact:
Timothy J. Benjamin, Chief Financial Officer
315-926-8100

Seneca Foods Corporation
Unaudited Condensed Consolidated Statements of Net Earnings
For the Periods Ended December 27, 2014 and December 28, 2013
(In thousands of dollars, except share data)

	Quarter			Year-to-Date
	Fiscal 2015		Fiscal 2014	Fiscal 2015	Fiscal 2014

Net sales		$456,207	$477,694	$1,008,411	$1,046,449

Plant restructuring expense (note 2)		$889	$-	$889	$501

Other operating income (loss) net (note 3)		$5,033	$(365)	$4,839	$423

Operating income (note 1)		$11,469	$10,542	$13,153	$21,113
Loss (earnings) from equity investment		55	-	(231)	-
Interest expense, net		1,431	1,424	3,917	4,799
Earnings before income taxes		$9,983	$9,118	$9,467	$16,314

Income taxes (benefit) expense		2,164	2,272	2,333	1,518

Net earnings		$7,819	$6,846	$7,134	$14,796

Earnings attributable to common stock (note 4)		$7,711	$6,622	$6,995	$14,307

Basic earnings per share		$0.72	$0.62	$0.65	$1.33

Diluted earnings per share		$0.71	$0.61	$0.65	$1.32

Weighted average shares outstanding basic		10,733,113	10,742,912	10,769,124	10,747,715

Weighted average shares outstanding diluted		10,804,615	10,814,832	10,840,626	10,819,635

Note 1: The effect of the LIFO inventory valuation method on third quarter pre-tax results was to decrease operating earnings by $3,455,000 for the three month period ended December 27, 2014 and decrease operating earnings by $4,989,000 for the three month period ended December
28, 2013. The effect of the LIFO inventory valuation method on year-to-date pre-tax results was to decrease operating earnings by
$7,075,000 for the nine month period ended December 27, 2014 and decrease operating earnings by $14,372,000 for the nine month period ended December 28, 2013.
Note 2: The nine month period ended December 27, 2014 included a restructuring charge for plant closure costs of $889,000.
The nine month period ended December 28, 2013 included a restructuring charge for product rationalization costs of $501,000.
Note 3: Other income for the current year of $4,839,000 represents a $5,000,000 gain related to a third party payment for the closing of a Midwest plant,
$250,000 charge related to environmental accrual and net gain on the sale of unused fixed assets of $89,000.
Other income for the prior year of $423,000 represents a net gain on the sale of unused fixed assets of $348,000 and a gain of $75,000 to adjust the bargain purchase gain on the Sunnyside acquisition.
Note 4: The Company uses the "two-class" method for basic earnings per share by dividing the earnings attributable to common shareholders by the weighted average of common shares outstanding during the period. The diluted earnings per share includes the effect of convertible shares for each period presented.
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